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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):

                                 April 16, 1998

                           JANUS AMERICAN GROUP, INC.
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               (Exact name of Registrant as specified in Charter)



        DELAWARE                          0-22745                13-2572712
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(State of Other Jurisdiction            (Commission            (IRS Employer
     of Incorporation)                  File Number)         Identification No.)



    2300 Corporate Blvd., N.W., Suite 232, Boca Raton, FL         33431-8596
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          (Address of principal executive office)                 (Zip Code)



        Registrant's telephone number including area code: (561) 994-4800
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         (Former name or Former Address, if Changed Since Last Report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) On April 16, 1998, Janus American Group, Inc. (the "Company") dismissed independent accountant J.H. Cohn LLP (the "Former Accountants"), who was engaged as the principal accountant to audit the Company's financial statements. The Former Accountants' report on the Company's financial statements for the years ended December 31, 1996 and December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion, nor was the Former Accountants' opinion qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and up to the date of dismissal, there were no disagreements between the Company and Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     (b) Also on April 16, 1998, the Company engaged a new independent accountant, Grant Thornton, LLP (the "New Accountants"), to audit the Company's financial statements. The decision to change accounting firms was made by the Board of Directors based upon the recommendation of the Audit Committee.

     (c) The New Accountants were not consulted by the Company as to the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements during the last two fiscal years.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits

            Exhibit No.                Description
            -----------                -----------
                16               Former Accountant's Letter



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          JANUS AMERICAN GROUP, INC.
                                                 (Registrant)



                                          By: /s/ JAMES E. BISHOP
                                              ----------------------------------
                                              Name:  James E. Bishop
                                              Title: President

Dated: April 21, 1998